Delaware            PAGE  1
                 The First State



  I, JEFFREY  W.   BULLOCK,  SECRETARY  OF
STATE  OF   THE   STATE   OF DELAWARE,   DO  HEREBY
CERTIFY   THE   ATTACHED IS   A  TRUE    AND   CORRECT
COPY    OF   THE   CERTIFICATE  OF   AMENDMENT   OF
"ASGI   MESIROW INSIGHT FUND, LLC",   CHANGING ITS
NAME   FROM   "ASGI   MESIROW INSIGHT   FUND, LLC"   TO
"GAI   MESIROW INSIGHT   FUND, LLC",   FILED  IN
THIS  OFFICE ON THE   TWENTY-FIRST  DAY   OF
OCTOBER,  A.D.  2014, AT   12:22 O'CLOCK P.M.



     AND   I  DO  HEREBY  FURTHER CERTIFY   THAT  THE
EFFECTIVE  DATE    OF THE   AFORESAID CERTIFICATE
OF   AMENDMENT   IS  THE   FIRST  DAY   OF
NOVEMBER,  A.D.  2014.



4548184    8100


Jeffrey  W. Bullock, Secretary of State
AUTHENTICATION:   1800645


141316046    DATE:    10-22-14
You may verify this
certificate online at
corp.delaware.gov/authver.shtml



[PAGE BREAK]



 State of Delaware
Secretary of State
Division of Corporations
Delivered 12:57 PM 10/21/2014
FILED 12:22 PM 10/21/2014
SRV 141316046 - 4548184   FILE




      STATE OF DELAWARE
CERTIF1CATE OF AMENDMENT




1.	Name of Limited Liability Company:
 ASGI Mesirow Insight  Fund, LLC

2.       The Certificate of Formation of the limited
liability company is hereby amended   as follows:

The name of the limited liability company is:
GAI Mesirow Insight Fund, LLC

This Certificate of Amendment shall   be
effective as of November 1, 2014.




IN WITNESS WHEREOF, the undersigned have
executed this Certificate on the 17th day of
October   A.D. 2014.


By:    / s /   Adam Taback

         Authorized Person(s)

 Name:        Adam Taback
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